Exhibit 99
FOR IMMEDIATE RELEASE:
CNB FINANCIAL SERVICES, INC. ANNOUNCES RESULTS FOR THE YEAR
     Thomas F. Rokisky, President/CEO of CNB Financial Services, Inc. (CNB), the parent company of CNB Bank, Inc. announced that CNB had consolidated net income of $2.5 million, or $5.48 per share for the year ended December 31, 2007, as compared to $2.5 million or $5.39 per share for the year ended December 31, 2006.
     CNB, with total assets at December 31, 2007 of $290.4 million, has two full service offices in Berkeley Springs, West Virginia with ATMs at both locations. The Bank also has three full service branch offices and ATMs in Berkeley County, West Virginia. Our Berkeley County office locations are in Hedgesville, south Martinsburg, and our newest branch in Falling Waters, West Virginia. The Bank also has a full service branch office and ATM located in Hancock, Maryland.

     This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning the 2008 outlook for earnings, revenues and expenses. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company.
- financials follow —

CNB FINANCIAL SERVICES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2007 AND 2006

	2007	2006

ASSETS

Cash and due from banks	$7,791,093	$7,358,773
Federal funds sold	—	9,000
Securities available for sale (at approximate market value)	66,017,231	50,873,335
Federal Home Loan Bank stock, at cost	2,623,600	1,753,000
Loans and leases receivable, net	202,668,845	204,318,993
Accrued interest receivable	1,406,804	1,354,041
Foreclosed real estate (held for sale), net	150,845	—
Premises and equipment, net	6,111,273	6,327,294
Deferred income taxes	927,843	1,482,166
Cash surrender value of life insurance	1,491,093	1,394,521
Intangible assets	385,661	497,178
Other assets	841,156	700,240

TOTAL ASSETS	$290,415,444	$276,068,541

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Deposits:
Demand	$42,690,898	$42,751,409
Interest-bearing demand	35,278,551	52,549,478
Savings	23,462,625	27,548,990
Time, $100,000 and over	44,493,979	37,760,199
Other time	80,718,661	72,472,664

	$226,644,714	$233,082,740
Accrued interest payable	1,281,166	1,071,990
FHLB borrowings	37,500,000	18,500,000
Accrued expenses and other liabilities	2,168,119	3,091,549

TOTAL LIABILITIES	$267,593,999	$255,746,279

SHAREHOLDERS’ EQUITY
Common stock, $1 par value; 5,000,000 shares authorized; 458,048 shares issued at December 31, 2007 and December 31, 2006 and 454,949 and 458,048 outstanding at December 31, 2007 and December 31, 2006	$458,048	$458,048
Capital surplus	4,163,592	4,163,592
Retained earnings	19,155,244	17,421,402
Accumulated other comprehensive income (loss)	(747,806)	(1,720,780)

	$23,029,078	$20,322,262
Less treasury stock, at cost, 3,099 shares in 2007	(207,633)	—

TOTAL SHAREHOLDERS’ EQUITY	$22,821,445	$20,322,262

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$290,415,444	$276,068,541

The Notes to Consolidated Financial Statements are an integral part of these statements.

CNB FINANCIAL SERVICES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

	2007	2006	2005
INTEREST INCOME
Interest and fees on loans	$14,585,845	$13,481,504	$11,110,517
Interest and dividends on securities:
U.S. Government agencies and corporations	1,372,612	1,560,210	1,489,230
Mortgage backed securities	708,398	441,166	358,302
State and political subdivisions	398,255	403,097	417,242
Dividend income	93,883	81,663	40,212
Interest on FHLB deposits	5,489	20,396	3,988
Interest on federal funds sold	36,921	1,317	797

	$17,201,403	$15,989,353	$13,420,288

INTEREST EXPENSE
Interest on interest bearing demand, savings and time deposits	$6,809,967	$5,290,613	$3,551,774
Interest on FHLB borrowings	915,241	978,243	298,287

	$7,725,208	$6,268,856	$3,850,061

NET INTEREST INCOME	$9,476,195	$9,720,497	$9,570,227

PROVISION FOR LOAN LOSSES	168,999	275,500	352,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	$9,307,196	$9,444,997	$9,218,227

NONINTEREST INCOME
Service charges on deposit accounts	$1,389,868	$1,273,409	$1,227,521
Other service charges and fees	541,753	470,101	391,099
Trust fee income	242,831	199,348	174,900
Insurance income	—	—	142,523
Other operating income	129,322	61,360	59,224
Net gain on sales of loans	86,871	—	—
Income from title company	12,023	20,668	27,924

	$2,402,668	$2,024,886	$2,023,191

NONINTEREST EXPENSES
Salaries	$3,080,315	$3,065,040	$3,061,375
Employee benefits	1,241,633	1,258,295	1,092,788
Occupancy of premises	521,962	509,945	436,247
Furniture and equipment expense	850,208	812,216	891,768
Other operating expenses	2,318,236	2,114,276	2,059,080
Net (gain) loss on disposal of fixed assets	(225)	19,756	—
Net loss on sale of securities	2,688	37,271	16,165

	$8,014,817	$7,816,799	$7,557,423

INCOME BEFORE INCOME TAXES	$3,695,047	$3,653,084	$3,683,995

PROVISION FOR INCOME TAXES	1,190,791	1,263,126	1,238,416

INCOME FROM CONTINUING OPERATIONS	$2,504,256	$2,389,958	$2,445,579

NET RESULTS FROM DISCONTINUED OPERATIONS OF CNB INSURANCE SERVICES, INC BEFORE INCOME TAXES	$—	$124,157	$—

PROVISION FOR INCOME TAXES	$—	$45,453	$—

NET RESULTS OF DISCONTINUED OPERATIONS	$—	$78,704	$—

NET INCOME	$2,504,256	$2,468,662	$2,445,579

BASIC EARNINGS PER SHARE	$5.48	$5.39	$5.34

The Notes to Consolidated Financial Statements are an integral part of these statements.